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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation of our report, dated December 3, 1998, on the consolidated financial statements of Sandwich Bancorp, Inc. included in this Form 10-K for the year ended December 31, 1999 into Seacoast Financial Services Corporation's Registration Statements on Form S-8 (File No. 333-74173, File No. 333-74175 and File No. 333-86075) and Registration
Statement on Form S-3 (File No. 333-90989).

                                                                  /s/ KPMG LLP


Boston, Massachusetts
March 22, 2000